Exhibit 99.1

PRESS RELEASE
August 31, 2009
For Immediate Release

For Further Information Contact:	Levon Mathews
President and Chief Executive Officer
First Federal Bankshares, Inc.
712.277.0201

FIRST FEDERAL BANKSHARES, INC. RECEIVES NASDAQ DEFICIENCY LETTER

Sioux City, Iowa.    First Federal  Bankshares,  Inc. (the "Company")  (Nasdaq Global  Market:  FFSX),  the parent  company of Vantus Bank, announced today that the Company has  received  a  Nasdaq Staff Deficiency Letter dated August 25, 2009 notifying the Company that the  Company fails to comply with the minimum stockholders’ equity requirement for continued listing on the The Nasdaq Global Market set forth in Listing Rule 5450(b)(1)(A) as well as the minimum market value of listed securities requirement.

Under the rule, the Company has 15 calendar days, or until September 9, 2009, to submit a plan to regain compliance and if accepted, the Company will be granted an extension of up to 105 calendar days from the filing’s due date, or until December 8, 2009, to regain compliance.

Alternatively, the Company has the opportunity to apply to transfer the Company’s listed securities to The Nasdaq Capital Market, subject to the Company being able to meet the listing standards for The Nasdaq Capital Market.